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                                   EXHIBIT 1

                                   AGREEMENT


         The undersigned reporting person hereby agrees that the statements filed pursuant to this Schedule 13G dated February 4, 1998, to which this Agreement is filed as an exhibit, is filed on behalf of him.



                                          /s/ F. M. SAUNDERS
                                          ------------------------------------
                                          Fredric M. Saunders


                                          MISSION HEIGHTS MANAGEMENT
                                          COMPANY, LTD.



                                          By: /s/ F. M. SAUNDERS
                                             ---------------------------------
                                              Fredric M. Saunders


                                          Its: Managing Partner
                                              --------------------------------